EXHIBIT 31.1

Section 302 Certification

I, William H. Lewis, Chief Executive Officer of Insmed Incorporated, certify that:

(1) I have reviewed this annual report on Form 10-K/A of Insmed Incorporated;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 30, 2015	By:	/s/ William H. Lewis
William H. Lewis
Chief Executive Officer (Principal Executive Officer) and Director